EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Mirosław Kranik, the Chief Executive Officer and Acting Chief Financial Officer of SUNSET SUITS HOLDINGS, INC. (the “Company”), DOES HEREBY CERTIFY that:

1. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has executed this statement this 30th day of April, 2011.

/s/ Mirosław Kranik
Mirosław Kranik
Chief Executive Officer and Acting
Chief Financial Officer
(Principal Executive Officer and
Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Sunset Suits Holdings, Inc. and will be retained by Sunset Suits Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.